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                                                                     EXHIBIT 4.2

COMPANY NUMBER: 4094204



                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

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                             ARTICLES OF ASSOCIATION

                                       of

                                WORLD GAMING PLC

                 (adopted by special resolution on 17 May 2001)



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                                [GRAPHIC OMITTED]
                            SOLICITORS & U.S. LAWYERS

                                  7 Bishopsgate
                                     London
                                    EC2N 3AR



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                                    CONTENTS


CLAUSE     SUBJECT MATTER                                                          PAGE

PRELIMINARY

1.     OTHER REGULATIONS EXCLUDED..................................................  1
2.     INTERPRETATION..............................................................  1
3.     AUTHORISED SHARE CAPITAL....................................................  5
4.     POWER TO ATTACH CLASS RIGHTS................................................  5
5.     AUTHORITY OF BOARD TO ALLOT SHARES..........................................  5
6.     COMMISSIONS.................................................................  6
7.     TRUSTS NOT RECOGNISED.......................................................  6
8.     REDEEMABLE SHARES...........................................................  6
9.     PURCHASE OF OWN SHARES......................................................  6
10.    SHARE WARRANTS..............................................................  7
11.    VARIATION OF CLASS RIGHTS...................................................  7
12.    CLASS MEETINGS..............................................................  7
13.    UNCERTIFICATED SHARES.......................................................  8
14.    COMPANY'S RIGHTS IN RESPECT OF UNCERTIFICATED SHARES........................  8
15.    RIGHT TO SHARE CERTIFICATE..................................................  9
16.    REPLACEMENT CERTIFICATES....................................................  9
17.    CALLS......................................................................  10
18.    INTEREST ON UNPAID CALLS...................................................  10
19.    AMOUNTS DUE ON ALLOTMENT TREATED AS CALLS..................................  10
20.    POWER TO DIFFERENTIATE.....................................................  11
21.    PAYMENT IN ADVANCE.........................................................  11
22.    NOTICE IF CALL NOT PAID....................................................  11
23.    SHARES LIABLE TO BE FORFEITED..............................................  11
24.    FORFEITURE.................................................................  11
25.    NOTICE AFTER FORFEITURE....................................................  11
26.    DISPOSAL OF FORFEITED SHARE................................................  12
27.    ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE..............................  12
28.    EVIDENCE OF FORFEITURE.....................................................  12
29.    SURRENDER..................................................................  12
30.    LIEN ON SHARES NOT FULLY PAID..............................................  12
31.    ENFORCEMENT OF LIEN BY SALE................................................  13
32.    APPLICATION OF PROCEEDS OF SALE............................................  13
33.    FORM OF TRANSFER...........................................................  13
34.    RIGHT TO REFUSE REGISTRATION...............................................  13
35.    NOTICE OF REFUSAL TO REGISTER..............................................  14
36.    FEES ON REGISTRATION.......................................................  14
37.    SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER.........................  14
38.    RETENTION OF INSTRUMENTS OF TRANSFER.......................................  15
39.    DESTRUCTION OF DOCUMENTS...................................................  15
40.    ON DEATH...................................................................  15

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                                       i

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

41.    ELECTION OF PERSON ENTITLED BY TRANSMISSION................................  15
42.    RIGHTS ON TRANSMISSION.....................................................  16
43.    SANCTIONS FOR FAILURE TO DISCLOSE INTEREST IN SHARES.......................  16
44.    REMOVAL OF SANCTIONS AND CONVERSION OF UNCERTIFICATED SHARES...............  17
45.    NOTICE TO PERSON OTHER THAN A MEMBER.......................................  17
46.    INTEREST IN SHARES, FAILURE TO GIVE INFORMATION AND EXCEPTED TRANSFERS.....  18
47.    INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION.....................  18
48.    REDUCTION OF CAPITAL.......................................................  19
49.    FRACTIONS..................................................................  19
50.    ANNUAL GENERAL MEETING.....................................................  19
51.    EXTRAORDINARY GENERAL MEETING..............................................  20
52.    CONVENING OF EXTRAORDINARY GENERAL MEETINGS................................  20
53.    LENGTH AND FORM OF NOTICE..................................................  20
54.    MEETING CALLED ON SHORT NOTICE.............................................  20
55.    OMISSION TO SEND NOTICE....................................................  21
56.    SPECIAL BUSINESS...........................................................  21
57.    QUORUM.....................................................................  21
58.    CHAIRMAN...................................................................  21
59.    QUORUM NOT PRESENT.........................................................  21
60.    ADJOURNED MEETING..........................................................  22
61.    ACCOMMODATION OF MEMBERS AT MEETING........................................  22
62.    SECURITY...................................................................  22
63.    ORDER OF MEETING...........................................................  23
64.    AMENDMENT OF RESOLUTIONS...................................................  23
65.    MEMBERS' RESOLUTION IN WRITING.............................................  23
66.    METHOD OF VOTING...........................................................  23
67.    PROCEDURE ON A POLL........................................................  24
68.    CASTING VOTE...............................................................  24
69.    OBJECTION TO AND ERROR IN VOTING...........................................  24
70.    VOTES OF MEMBERS...........................................................  25
71.    RESTRICTION ON  VOTING RIGHTS..............................................  25
72.    VOTING BY PROXY............................................................  25
73.    APPOINTMENT OF MORE THAN ONE PROXY.........................................  25
74.    EXECUTION OF PROXY.........................................................  26
75.    PROXY VALID THOUGH AUTHORITY REVOKED.......................................  26
76.    PROXY CAN DEMAND A POLL....................................................  26
77.    DEPOSIT OF PROXY...........................................................  26
78.    SENDING INSTRUMENT OF PROXY................................................  27
79.    COMPANY ACTING BY AUTHORISED REPRESENTATIVE................................  27
80.    POWER OF COMPANY TO APPOINT DIRECTORS......................................  27
81.    NUMBER OF DIRECTORS........................................................  27
82.    POWER OF THE BOARD TO APPOINT DIRECTORS....................................  27
83.    NO SHARE QUALIFICATION.....................................................  28
84.    APPOINTMENT OF EXECUTIVE DIRECTORS.........................................  28

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

85.    TERMINATION OF EXECUTIVE OFFICE............................................  28
86.    POWERS OF EXECUTIVE DIRECTOR...............................................  28
87.    VACATION OF OFFICE BY DIRECTOR.............................................  28
88.    NO RETIREMENT ON ACCOUNT OF AGE............................................  29
89.    RETIREMENT BY ROTATION.....................................................  29
90.    DIRECTORS SUBJECT TO RETIREMENT............................................  29
91.    POSITION OF RETIRING DIRECTOR..............................................  29
92.    DEEMED REAPPOINTMENT.......................................................  30
93.    ELIGIBILITY OF NEW DIRECTORS...............................................  30
94.    VOTING ON RESOLUTION FOR APPOINTMENT.......................................  30
95.    REMOVAL BY ORDINARY RESOLUTION.............................................  30
96.    DIRECTORS' FEES............................................................  30
97.    EXPENSES...................................................................  31
98.    REMUNERATION OF EXECUTIVE DIRECTORS........................................  31
99.    ADDITIONAL REMUNERATION....................................................  31
100.   DIRECTORS' PENSIONS AND OTHER BENEFITS.....................................  31
101.   PERMITTED INTERESTS........................................................  32
102.   DECLARATION OF DIRECTOR'S INTEREST.........................................  32
103.   LIMITATIONS ON VOTING OF INTERESTED DIRECTOR...............................  33
104.   RESTRICTIONS ON VOTING.....................................................  34
105.   MATERIALITY OF DIRECTOR'S INTEREST.........................................  34
106.   DIRECTOR'S INTEREST EXTENDS TO CONNECTED PERSONS...........................  34
107.   POWERS OF THE BOARD........................................................  34
108.   DELEGATION TO COMMITTEES...................................................  35
109.   LOCAL MANAGEMENT...........................................................  35
110.   POWER OF ATTORNEY..........................................................  35
111.   EXERCISE OF VOTING POWERS..................................................  35
112.   BORROWING POWERS...........................................................  36
113.   BOARD MEETINGS.............................................................  36
114.   QUORUM.....................................................................  36
115.   NOTICE OF BOARD MEETINGS...................................................  36
116.   VOTING.....................................................................  36
117.   CHAIRMAN OF THE BOARD......................................................  37
118.   PROCEEDINGS OF A COMMITTEE.................................................  37
119.   VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE..............................  37
120.   MINUTES OF PROCEEDINGS.....................................................  37
121.   PARTICIPATION BY TELEPHONE.................................................  37
122.   BOARD RESOLUTION IN WRITING................................................  38
123.   NUMBER OF DIRECTORS LESS THAN MINIMUM......................................  38
124.   APPOINTMENT................................................................  38
125.   PARTICIPATION IN BOARD MEETINGS............................................  38
126.   REMUNERATION AND EXPENSES..................................................  39
127.   REVOCATION OF APPOINTMENT..................................................  39
128.   RESPONSIBILITY.............................................................  39
129.   APPOINTMENT OF ASSOCIATE DIRECTOR..........................................  39



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

130.   EFFECT OF APPOINTMENT......................................................  39
131.   POWERS, DUTIES AND REMUNERATION............................................  40
132.   APPLICATION OF SEALS.......................................................  40
133.   SIGNING OF SEALED DOCUMENTS................................................  40
134.   SEAL FOR USE ABROAD........................................................  40
135.   APPOINTMENT AND REMOVAL OF SECRETARY.......................................  40
136.   AUTHORITY OF OTHER PERSON TO ACT AS SECRETARY..............................  40
137.   AUTHENTIFICATION OF DOCUMENTS..............................................  41
138.   REGISTER OF DIRECTORS' INTERESTS...........................................  41
139.   OTHER REGISTERS............................................................  41
140.   RECORD DATES...............................................................  41
141.   ENTITLEMENT TO DIVIDENDS...................................................  41
142.   DECLARATION OF DIVIDENDS...................................................  42
143.   INTERIM DIVIDENDS..........................................................  42
144.   PAYMENT OF DIVIDENDS IN KIND...............................................  42
145.   METHOD OF PAYMENT..........................................................  42
146.   CESSATION OF PAYMENT OF DIVIDEND...........................................  43
147.   DIVIDENDS DO NOT BEAR INTEREST.............................................  43
148.   DEDUCTION FROM DIVIDEND....................................................  43
149.   UNCLAIMED DIVIDENDS........................................................  44
150.   DIVIDEND MAY BE WITHHELD...................................................  44
151.   PAYMENT OF SCRIP DIVIDENDS.................................................  44
152.   PROVISION OF RESERVES......................................................  45
153.   CAPITALISATION OF PROFITS AND RESERVES.....................................  45
154.   INSPECTION OF ACCOUNTS.....................................................  47
155.   PREPARATION OF ACCOUNTS....................................................  47
156.   ACCOUNTS SENT TO THE MEMBERS...............................................  47
157.   POWER OF SALE..............................................................  48
158.   APPLICATION OF PROCEEDS OF SALE............................................  49
159.   NOTICES IN WRITING.........................................................  49
160.   SERVICE OF NOTICES.........................................................  49
161.   NOTICE TO JOINT HOLDERS....................................................  49
162.   ADDRESS OUTSIDE THE UNITED KINGDOM.........................................  49
163.   DEEMED NOTICE..............................................................  50
164.   EVIDENCE OF SERVICE........................................................  50
165.   NOTICE BINDING ON TRANSFEREES ETC..........................................  50
166.   NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION..............................  50
167.   NOTICE BY ADVERTISEMENT....................................................  50
168.   WINDING UP.................................................................  51
169.   INDEMNITY..................................................................  51
170.   ADR DEPOSITARY.............................................................  52




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                        THE COMPANIES ACTS 1985 AND 1989

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                        PUBLIC COMPANY LIMITED BY SHARES

--------------------------------------------------------------------------------



                             ARTICLES OF ASSOCIATION

                                       OF

                                WORLD GAMING PLC

              (adopted by special resolution passed on 17 May 2001)

PRELIMINARY

1.   OTHER REGULATIONS EXCLUDED

     The following regulations shall be the articles of association of the Company to the exclusion of any regulations or articles prescribed by or pursuant to any statute concerning companies.

2.   INTERPRETATION

2.1  In these Articles the following definitions apply:

     "THE ACT"                the Companies Act 1985 as amended, consolidated or
                              re-enacted from time to time;

     "ADR DEPOSITARY"         a custodian or other person or persons
                              approved by the Directors who holds Ordinary
                              Shares in the Company under arrangements where either the custodian or some other person issues
                              American Depositary Receipts which evidence
                              American Depositary Shares representing Ordinary
                              Shares in the Company;

     "AIM"                    the Alternative Investment Market of the London
                              Stock Exchange

     "AMERICAN DEPOSITARY     represent American Depositary Shares either
     RECEIPTS"                physically or in the form of Direct Registration
                              Receipts;

     "AMERICAN DEPOSITARY     represent Ordinary Shares in the Company and are
     SHARES"                  evidenced by American Depositary Receipts;




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      "ARTICLES"              these articles of association as amended from time
                              to time;

      "AUDITORS"              the auditors of the Company from time to time;

      "BOARD" the board of Directors or the Directors present at a duly convened and quorate meeting of Directors or a duly authorised committee of the Directors as the context requires;

      "BUSINESS DAY"          a day (other than a Saturday or a Sunday) on which
                              banks are open for business in London;

      "CASH MEMORANDUM        an account so designated by the Operator of the
      ACCOUNT"                relevant system concerned;

      "CERTIFICATED SHARE"    a share in the capital of the Company that is not
                              an uncertificated share and references to a share being held in certificated form shall be construed accordingly;

      "CLEAR DAYS"            in relation to a period of notice, that period
                              excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

      "COMPANY"               World Gaming plc;

      "DEBENTURE"             includes debenture stock;

      "DIRECTOR"              a director of the Company from time to time;

      "ENTITLED BY            in relation to a share, entitled as a consequence
      TRANSMISSION"           of the death or bankruptcy of a Member or of
                              another event giving rise to a transmission of entitlement by operation of law;

      "DIRECT REGISTRATION    an American Depositary Receipt in uncertificated
      RECEIPT"                form, the ownership of which is recorded in the
                              Direct Registration System;

      "DIRECT REGISTRATION    the system maintained by the ADR Depositary in
      SYSTEM"                 which the ADR Depositary records the ownership of
                              the Direct Registration Receipts;

      "GROUP" the Company and any company which is a Subsidiary Undertaking of the Company from time to time;


                                       2
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      "HOLDER"                in relation to a share, the Member whose name is
                              entered in the Register as the holder of that share;

      "LONDON STOCK           London Stock Exchange plc;
      EXCHANGE"

      "MEMBER" a member of the Company including, for the avoidance of doubt, an ADR Depository ;

      "MONTH"                 calendar month;

      "OFFICE" the registered office of the Company from time to time;

      "ORDINARY SHARES" OR    ordinary shares of (pound)0.002 each in the
      "SHARES"                capital of the Company;

      "PAID UP"               paid up or credited as paid up;

      "PERSON WITH MENTAL     a person who is, or may be, suffering from mental
      DISORDER"               disorder and either:

                              (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

                              (ii) an order is made by a court having
                              jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

      "RECOGNISED
      INVESTMENT EXCHANGE"    a recognised investment exchange as defined in
                              Section 207 of the Financial Services Act 1986 as amended or modified from time to time

      "PRESCRIBED RATE"       an annual rate of interest equal to 2 per cent
                              above the base lending rate (or any equivalent or successor lending rate) published from time to time by National Westminster Bank PLC in London being the base lending rate prevailing at the close of business in London on the day immediately preceding the day on which such rate falls to be determined;


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      "RECOGNISED PERSON"     a recognised clearing house or a nominee of a
                              recognised clearing house or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

      "REGISTER"              the register of Members;

      "SEAL" the common seal of the Company and, as appropriate, any official or securities seal ("Securities Seal") that the Company has or may be permitted to have under the Statutes;

      "SECRETARY"             the secretary of the Company or any other person
                              appointed to perform the duties of the secretary of the Company, including a joint assistant or deputy secretary;

      "STATUTES"              the Act and the Companies Act 1989 and the
                              Uncertificated Securities Regulations and every other statute or statutory instrument, rule, order or regulation from time to time in force concerning companies so far as they apply to the Company;

      "STERLING"              the lawful currency of the United Kingdom;

      "SUBSIDIARY             a subsidiary undertaking of the Company which is
      UNDERTAKING"            required by the Statutes to be included in
                              consolidated group accounts of the Company;

      "UNCERTIFICATED         the Uncertificated Securities Regulations 1995
      SECURITIES REGULATIONS" (SI1995 No 3272) including any modification of them or any regulations in substitution of them from time to time in force;

      "UNCERTIFICATED SHARE"  a share in the capital of the Company which is recorded on the Register as being held in uncertificated form and title to which may, by virtue of the Uncertificated Securities Regulations, be transferred by means of a relevant system and references to a share being held in uncertificated form are references to that share being an uncertificated unit of a security and shall be construed accordingly;

      "UNITED KINGDOM"        Great Britain and Northern Ireland.


2.2     In these Articles, unless the context otherwise requires:

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        2.2.1   references to persons include references to natural persons corporations unincorporated associations and partnerships and any reference to any party who is an individual is also deemed to include their legal personal representative;

        2.2.2 words and expressions defined in the Statutes shall bear the same meaning in these Articles (but excluding any modification of the Statutes not in force at the date of these Articles and words and expressions expressly defined in these Articles) unless inconsistent with the subject or context;

        2.2.3 words and expressions defined in the Uncertificated Securities Regulations shall bear the same meaning in these Articles (but excluding any modification of the Uncertificated Securities Regulations not in force at the date of adoption of these Articles and words and expressions expressly defined in these Articles) unless inconsistent with the subject or context;

        2.2.4 where these Articles refer to a relevant system in relation to a share, the reference is to the relevant system in which that share is a participating security at the relevant time.

2.3     In these Articles:

        2.3.1 the headings are included for convenience only and do not affect the construction of these Articles;

        2.3.2   words denoting the singular include the plural and vice versa;
                and

        2.3.3 words denoting one gender include each gender and all other genders.

2.4 Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose and, where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

SHARE CAPITAL

3.      AUTHORISED SHARE CAPITAL

        The authorised share capital of the Company is (pound)1,000,000 divided into 500,000,000 Ordinary Shares of (pound)0.002 each.

4.      POWER TO ATTACH CLASS RIGHTS

        Subject to the Statutes and without prejudice to any special rights attached to any class of shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached to them such special rights, conditions or restrictions as the Company may by ordinary resolution direct or failing such direction (but in the case of unclassified shares only) as the Board may determine. Where the equity share capital of the Company includes shares with different voting rights, the designation of each class of shares other than those with the most favourable voting rights will include the words "restricted voting" or "limited voting" or "non voting".

5.      AUTHORITY OF BOARD TO ALLOT SHARES

5.1 For the purpose of section 80 of the Act, the Board is generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities as defined in the said section up to an aggregate nominal amount of (pound)1,000,000. This authority shall expire five years from the date of incorporation of the Company but may be previously revoked or varied by the Company in general meeting and may from time to time be renewed by the Company in general meeting for a further period not exceeding five years. The Company may make any offer or agreement before the expiry of this authority that would or might require relevant securities to be allotted after this authority has expired and the Board may allot relevant securities in pursuance of any such offer or agreement as if this authority had not expired.

5.2     The Board may allot equity securities for cash within the meaning of section 94 of the Act pursuant to the authority conferred by Article 5.1 as if s.89(1) of the Act did not apply to any such allotment, provided that this authority shall:

        5.2.1 only apply in relation to that number of equity securities as shall not exceed an aggregate nominal amount of (pound)50,000; and

        5.2.2 expire on the fifth anniversary of the date of adoption of these Articles save that the Company may before such expiry date make any offer or agreement which would or might require equity securities to be allotted after the relevant expiry date and accordingly the Board may allot equity securities pursuant to any such offer or agreement as if such authority had not expired.

6.      COMMISSIONS

        The Company may exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes and, in the event the Ordinary Shares are listed on the London Stock Exchange or dealt in on AIM or any recognised investment exchange, to the rules of such stock exchange, any such commission or brokerage may be satisfied in cash or by the allotment of fully or partly paid shares in the Company or the grant of an option or share warrant to call for an allotment of shares or any combination of such methods as the Board may determine.

7.      TRUSTS NOT RECOGNISED

        Save as provided by these Articles or as ordered by a court of competent jurisdiction or otherwise required by law, no person shall be recognised (even when notice is given) by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share, other than an absolute right to the whole of the share in the registered holder.

8.      REDEEMABLE SHARES

        Subject to the Statutes, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or of the Member.

9.      PURCHASE OF OWN SHARES

        Subject to the Statutes, the Company may purchase its own shares (including any redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of its own shares on such terms and in such manner as may be permitted by the Statutes. Neither the Company, nor the Board, shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

10.     SHARE WARRANTS

        The Company may, in respect of any fully paid up share, issue a warrant (a "SHARE WARRANT") stating that the bearer is entitled to the shares therein specified.

        If any share warrant shall be worn out, defaced, or shall be alleged to have been destroyed, lost or stolen, a new share warrant may be issued upon receipt by the Company of a written request and delivery to the Company of such worn out or defaced share warrant or, if such share warrant shall be alleged to have been destroyed, lost or stolen, upon compliance with such conditions and delivery of any such indemnity and the payment of any out-of-pocket expenses of the Company as the Board may determine; provided that prior to the issue of any new share warrant the Company shall have satisfied itself beyond reasonable doubt that the original share warrant shall have been destroyed.

        A share warrant shall entitle the bearer, for the time being, of such warrant to the shares specified in the share warrant. The right to all the shares (but not some only) specified in a share warrant may be transferred by the delivery of the share warrant.

        The bearer of any share warrant shall be entitled, on surrendering such share warrant to the Company for cancellation, to have his name placed on the Register of Members.

        The bearer of a share warrant shall be treated as a member and the bearer shall accordingly have the same rights as if the bearer actually held the shares specified in such share warrant.


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

11.     VARIATION OF CLASS RIGHTS

        Subject to the Statutes, the rights attached to any class of shares may be modified, varied or abrogated (a) in such manner (if any) as may be provided by those rights or (b) in the absence of provision, either with the consent in writing of the holders of at least three fourths in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class and then only subject to the provisions of section 127 of the Act. The rights attached to any class of share are not, unless otherwise expressly provided by these Articles or in the rights attaching to the shares of that class, deemed to be modified, varied or abrogated by the creation or issue of further shares ranking equally with every other share of that class or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Statutes and these Articles.

12.     CLASS MEETINGS

        A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting except that the necessary quorum (other than at an adjourned meeting) is 2 persons, present in person or by proxy, holding or representing by proxy at least one third in nominal value of the capital paid up on the issued shares of the class and, at an adjourned meeting, one person holding shares of the class in question present in person or by proxy and any holder of shares of the class in question present in person or by proxy and entitled to vote at the meeting may demand a poll and shall be entitled on a poll to one vote for every share of that class of which he is the holder. No Member, other than a Director, is entitled to notice of a separate class meeting or to attend unless he is a holder of shares of that class and no vote may be given except in respect of a share of that class.

UNCERTIFICATED SHARES

13.     UNCERTIFICATED SHARES

Subject to the provisions of the Uncertificated Securities Regulations, the Company may issue shares which may be held evidenced and transferred through a relevant system in uncertificated form, and where any share is held in uncertificated form the Company shall not issue and no person shall be entitled to receive a certificate in respect of such share at any time and for so long as the title to the share is evidenced otherwise than by a certificate and transfers may be made otherwise than by a written instrument by virtue of the Articles. Title to shares in issue may be transferred and evidenced by a relevant system. The Board shall have the power to implement any arrangements as they may, in their absolute discretion, think fit in relation to the evidencing and transfer of shares held in uncertificated form (subject always to the Articles and the facilities and requirements of the relevant system concerned).

13.1 Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the Articles and the facilities and requirements of the relevant system concerned).

13.2 The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Articles and the relevant system concerned.

13.3 Notwithstanding any provision of these Articles, shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form or is permitted in accordance with the Uncertificated Securities Regulations to become a participating security.

13.4 The provisions of Articles 15 and 16 shall not apply to uncertificated shares and to the extent that implementation of any other provision of the Articles shall be prohibited by the Uncertificated Securities Regulations, those provisions shall not apply to any uncertificated securities.

14.     COMPANY'S RIGHTS IN RESPECT OF UNCERTIFICATED SHARES

Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Uncertificated Securities Regulations or the Articles to sell, transfer, dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Uncertificated Securities Regulations, the Articles and the facilities and requirements of the relevant system:

14.1 to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

14.2 to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

14.3 to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

14.4 to take any action that the Board considers appropriate to achieve the sale, transfer, disposal of, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of it.

SHARE CERTIFICATES

15.     RIGHT TO SHARE CERTIFICATE

15.1 Subject to the Statutes, a person (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) on becoming the holder of a share is entitled to receive within 2 months after allotment (or such longer period as the terms of issue shall provide) or the lodgement of transfer, without payment, one certificate for all the certificated shares of each class registered in his name. In the case of joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders and delivery of a certificate to any one of joint holders shall be sufficient delivery to all of them. Where part of the shares comprised in a certificate are transferred, the Member transferring is entitled, without payment, to a certificate for his retained holding. Certificated shares of different classes may not be included in the same certificate.

Every certificate shall be issued under the Seal or in accordance with Articles 132 or 133 or such other form of authentication as the Board may determine having regard to the terms of issue and, in the event the Ordinary Shares are listed on the London Stock Exchange or dealt in on AIM or any recognised investment exchange, to the rules of such stock exchange (if any) shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up on them.

15.2 No Member shall be entitled to more than one certificate in respect of any one share held by him.

16.     REPLACEMENT CERTIFICATES

16.1 Where a Member holds two or more certificates for certificated shares of one class, the Board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate.

16.2 At the request of a Member, the Board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the Member may specify) on surrender of the original certificate and on payment of such reasonable sum as the Board may determine.

16.3 If any share certificate is worn out, defaced, destroyed or lost, the Board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and to payment of exceptional out of pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the Board may decide, but otherwise without charge and, where it is worn out or defaced, on delivery up of the old certificate.

CALLS ON SHARES

17.     CALLS

17.1 The Board may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make such calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or premium) as it thinks fit and each Member shall (subject to receiving at least 14 clear days' notice specifying the time and place of payment) pay the amount of every call so made upon his shares to the Company at the time and place so specified.

17.2    A call may be made payable by instalments.

17.3 A call is deemed made as soon as the resolution of the Board authorising such call is passed and an entry in the minute book of a resolution of the Board making the call is conclusive evidence of the making of the call.

17.4 A call may be revoked or postponed in whole or in part as the Board may determine.

17.5 The joint holders of a share are jointly and severally liable to pay all calls in respect of the share. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made.

18.     INTEREST ON UNPAID CALLS

        If any amount in respect of any call or instalment of a call is not paid on or before the day appointed for payment, the person from whom the amount of the call or instalment is due shall pay interest on such amount at the Prescribed Rate from and including that date until but excluding the date of actual payment and all costs, charges and expenses that may have been incurred by reason of such non-payment. The Board may, if it thinks fit, waive payment of such interest or costs, charges or expenses in whole or in part.

19.     AMOUNTS DUE ON ALLOTMENT TREATED AS CALLS

        Any amount which by the terms of allotment of a share is made payable upon allotment or at any fixed date whether on account of the nominal amount of the share or premium, for all purposes of these Articles is deemed to be a call duly made and payable on the date fixed for payment and, in case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such amount were a call duly made and notified.

20.     POWER TO DIFFERENTIATE

        The Board may, if it thinks fit, on the issue of shares differentiate between the holders of such shares as to the amount of calls to be paid and the time of payment of such calls.

21.     PAYMENT IN ADVANCE

        The Board may receive from any Member willing to advance the same, all or any part of the amounts uncalled and unpaid on shares held by him. The Board may pay interest on the amount paid in advance (until the same would, but for such advance, become presently payable) at a rate as may be agreed between it and such Member not exceeding, without the consent of the Company in general meeting, the Prescribed Rate.

FORFEITURE

22.     NOTICE IF CALL NOT PAID

        If a Member fails to pay in full any call or instalment of a call on or before the day appointed for payment, the Board may serve a notice on him or on a person entitled by transmission to the share in respect of which the call was made requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all costs, charges and expenses incurred by the Company by reason of such non-payment.

23.     SHARES LIABLE TO BE FORFEITED

        The notice shall name a further day (not being less than 14 clear days' from the date of service of the notice) on or before which, and the place where, the payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

24.     FORFEITURE

        If the notice referred to in the previous Article is not complied with, any share in respect of which it has been given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited share and not actually paid before forfeiture.

25.     NOTICE AFTER FORFEITURE

        When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the Register. No forfeiture is invalidated by an omission to give notice or to make those entries.

26.     DISPOSAL OF FORFEITED SHARE

        Subject to the provisions of the Statutes, a forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was its holder before such forfeiture or to any other person on such terms and in such manner as the Board shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board may think fit. Where a forfeited share held in certificated form is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of a forfeited share to the transferee. Where a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company's powers under Article 14.3 to effect the transfer of the share to that person. The Company may receive the consideration (if any) for the share on its disposal and may register the transferee as the holder of the share.

27.     ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

        A Member whose shares have been forfeited shall cease to be a Member in respect of such shares and shall, if the share is a certificated share, surrender to the Company the certificate for the forfeited shares. He remains liable to pay and shall immediately pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares together with interest from the time of forfeiture until payment at the Prescribed Rate.

28.     EVIDENCE OF FORFEITURE

        A statutory declaration in writing that the declarant is the Secretary or a Director and that a share has been forfeited on a date stated in the declaration is conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share and such declaration shall (subject, if necessary, to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute good title to the share. The person to whom the share is disposed of shall be registered as the holder of the share and is not bound to see to the application of the purchase money (if any) and his title to the share is not affected by any irregularity in or invalidity of the proceedings with reference to the forfeiture or disposal of the share.

29.     SURRENDER

        The Board may accept a surrender of any share liable to be forfeited under this Article and in that case references in the Articles to forfeiture shall include surrender.

LIEN

30.     LIEN ON SHARES NOT FULLY PAID

        The Company has a first and paramount lien on every share (not being a share which is fully paid up) registered in the name of any Member, either alone or jointly with any other person, for an amount payable in respect of the share, whether the due date for the payment has arrived or not. The lien extends to all dividends from time to time declared or other moneys payable in respect of the share but the Board may at any time declare any share to be exempt, in whole or in part, from the provisions of this Article.

31.     ENFORCEMENT OF LIEN BY SALE

        For the purposes of enforcing the lien the Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after a notice in writing, stating and demanding payment of the amounts presently payable and giving notice of intention to sell in default, has been given to the holder of the share or the person entitled by transmission to the share. To give effect to a sale, the Board may, if the shares are certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder or the person entitled by transmission to, or in accordance with the directions of, the purchaser. If the shares are uncertificated shares the Board may exercise any of the Company's powers under Article 14.3 to effect the transfer of the shares to, or in accordance with the directors of, the purchaser. The purchaser is not bound to see to the application of the purchase money and his title to the share is not affected by any irregularity in or invalidity of the proceedings connected with the sale.

32.     APPLICATION OF PROCEEDS OF SALE

        The net proceeds of a sale effected by the preceding Article, after payment of the costs of the sale, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (whether the shares sold are certificated shares or uncertificated shares, subject to a like lien for any moneys not presently payable as existed upon the shares prior to the sale and, if the shares sold are certificated shares, on surrender to the Company for cancellation of the certificate for the shares sold or the provision of an indemnity (with or without security) as to any lost or destroyed certificate required by the Board) be paid to the holder of or the person entitled by transmission to the shares immediately prior to the sale.

TRANSFER OF SHARES

33.     FORM OF TRANSFER

        Subject to these Articles, any Member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in such other form as the Board may approve and the instrument must be signed by or on behalf of the transferor and (except in the case of a share which is fully paid up) by or on behalf of the transferee but need not be under seal. The transferor is deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

34.     RIGHT TO REFUSE REGISTRATION

34.1 Subject to Article 43, the Board may refuse to register a transfer of a certificated share unless the instrument of transfer:

        34.1.1  is in respect of only one class of shares;

        34.1.2  is in favour of not more than four joint transferees;

        34.1.3  is duly stamped (if required); and

        34.1.4 is delivered for registration to the Office or such other place as the Board may decide accompanied by the certificate for the shares to be transferred (save in the case of a transfer by a recognised person to whom no certificate was issued) and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so.

34.2 The Board may impose restrictions upon the transfer of a certificated share which is not fully paid, provided that the restrictions are not such as to prevent dealings in the shares from taking place on an open and proper basis.

34.3 In the event that the Ordinary Shares are listed on the London Stock Exchange or dealt in on AIM or any recognised investment exchange, the Board may, in exceptional circumstances approved by such stock exchange or investment exchange, disapprove the transfer of a certificated share, provided that exercise of such powers does not disturb the market.

34.4 In the event that the Ordinary Shares are listed on the London Stock Exchange or dealt in on AIM or any recognised investment exchange, the Board may refuse to register the transfer of an uncertificated share in any circumstances permitted by such stock exchange or investment exchange, the Uncertificated Securities Regulations and the rules and practices of the operator of the relevant system.

35.     NOTICE OF REFUSAL TO REGISTER

        If the Board refuses to register a transfer of any share it shall within 2 months after the date on which the transfer was lodged with the Company or the operator instruction was received, as the case may be, send to the transferor and the transferee notice of the refusal.

36.     FEES ON REGISTRATION

        No fee shall be charged for the registration of a transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

37.     SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER

        Subject to the provisions of section 358 of the Act, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as the Board may determine but the Register shall not be closed for more than 30 days in any year and the Board may not suspend the registration of transfers of any participating security without the consent of the operator of the relevant system.

38.     RETENTION OF INSTRUMENTS OF TRANSFER

        Subject to the following Article, all instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it.

39.     DESTRUCTION OF DOCUMENTS

39.1 The Company may destroy (a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six years from the date of registration; (b) all dividend mandates or any variation or cancellation of them or notifications of change of address or name at any time after the expiration of two years from the date of recording them; (c) all cancelled share certificates at any time after the expiration of one year from the date of cancellation; and (d) any other document on the basis of which any entry in the Register is made at any time after the expiration of six years from the date an entry was made in the Register. It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

39.2 The provisions of this Article shall apply only to the destruction of documents in good faith and without notice of any claim to the Company (regardless of the parties to the claim) that the document might be relevant to the claim.

39.3 Nothing contained in this Article imposes on the Company any liability in respect of the destruction of any such document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled.

39.4 References in this Article to the destruction of any document include references to its disposal in any manner.

TRANSMISSION OF SHARES

40.     ON DEATH

        If a Member dies, the survivor or survivors (where the deceased was a joint holder) and the executors or administrators of the deceased (where he was a sole or only surviving holder) shall be the only persons recognised by the Company as having any title to his interest in the shares. Nothing in these Articles releases the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

41.     ELECTION OF PERSON ENTITLED BY TRANSMISSION

41.1 Any person becoming entitled by transmission to a share may, upon such evidence as to title being provided as the Board may require, elect either to be registered himself as holder of the share or have a person nominated by him registered as holder. All the provisions of these Articles relating to the transfer of shares apply to any such notice or transfer as if the death or bankruptcy or other event giving rise to transmission had not occurred and the notice or transfer was executed by such Member.

41.2 If any person becoming entitled by transmission to a certificated share elects to be registered himself he shall give notice in writing to the Company to that effect. If he elects to have another person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to become holder or have another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.

41.3 The Board may give notice requiring a person to make the election referred to in this Article. If that notice is not complied with within 60 days the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

42.     RIGHTS ON TRANSMISSION

        Save as otherwise provided by these Articles, a person becoming entitled by transmission to a share shall be entitled to receive, and may give a good discharge for, all benefits arising or accruing on or in respect of the share and the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the person entitled by transmission is not entitled to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in respect of the share. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease.

DISCLOSURE OF INTERESTS IN SHARES

43.     SANCTIONS FOR FAILURE TO DISCLOSE INTEREST IN SHARES

43.1 Where notice is served by the Company under section 212 of the Act (a "section 212 notice") on a Member, or another person whom the Company knows or has reasonable cause to believe to be interested in shares held by that Member, and the Member or other person has failed in relation to any shares (the "default shares", which expression includes any shares issued after the date of the section 212 notice in right of those shares) to give the Company the information required within 14 days from the date of service of the section 212 notice, the following sanctions apply, unless the Board otherwise decides:

        43.1.1 the Member is not entitled in respect of the default shares to be present or be counted in the quorum or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll; and

        43.1.2 where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

                (a) a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the Member is not entitled to elect, pursuant to Article 151, to receive shares instead of a dividend; and

                (b) no transfer of any of the default shares shall be registered unless (1) the transfer is an excepted transfer or (2) the Member is not himself in default in supplying the information required and the Member proves to the satisfaction of the Board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer or (3) registration of the transfer is required by the Uncertificated Securities Regulations.

43.2 Where a person who has an interest in American Depositary Shares receives a notice under this Article 43, that person is considered for the purposes of this Article 43 to have an interest in the number of Ordinary Shares represented by those American Depositary Shares which is specified in the notice and not in the remainder of the Ordinary Shares held by the ADR Depositary.

43.3 Where the ADR Depositary receives a notice under this Article 43, the ADR Depositary shall only be required to supply information relating to any person who has an interest in the Ordinary Shares held by the ADR Depositary which has been recorded by the ADR Depositary under the arrangements made with the Company (including in the Proxy Register maintained under Article 170) when it was appointed as the ADR Depositary.

44.     REMOVAL OF SANCTIONS AND CONVERSION OF UNCERTIFICATED SHARES

44.1 The sanctions under Article 43 cease to apply 7 days after the earlier of receipt by the Company of:

        44.1.1 notice of registration of an excepted transfer, in relation to the default shares the subject of the excepted transfer;

        44.1.2 all information required by the section 212 notice, in a form satisfactory to the Board, in relation to any default shares; and

        44.1.3 the Company may exercise any of its powers under Article 14.3 in respect of any default shares in uncertificated form.

45.     NOTICE TO PERSON OTHER THAN A MEMBER

        Where, on the basis of information obtained from a Member in respect of a share held by him, the Company issues a section 212 notice to another person, it shall at the same time send a copy of the section 212 notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, does not invalidate or otherwise affect the application of Article 43.

46.     INTEREST IN SHARES, FAILURE TO GIVE INFORMATION AND EXCEPTED TRANSFERS

46.1    For the purpose of Articles 43 to 45:

        46.1.1 "INTERESTED" has the same meaning as that set out in section 212 of the Act;

        46.1.2 reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it and
                (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

        46.1.3 "EXCEPTED TRANSFER" means, in relation to shares held by a Member (a) a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 428(1) of the Act); or (b) a transfer in consequence of a sale made through a recognised investment exchange or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or (c) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares.

46.2 The provisions of Articles 43 to 46 are in addition and without prejudice to the provisions of the Statues.

ALTERATIONS TO CAPITAL

47.     INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

47.1    The Company may by ordinary resolution:

        47.1.1 increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

        47.1.2 consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

        47.1.3 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

        47.1.4 subject to the Statutes, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution determine that the shares resulting from such sub-division may have any preferred or other special rights or be subject to any restrictions, as compared with the others.

48.     REDUCTION OF CAPITAL

        Subject to the Statutes and to the rights attached to existing shares, the Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner.

49.     FRACTIONS

        If, as the result of consolidation and division or sub-division of shares, Members become entitled to fractions of a share, the Board may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board may:

49.1 sell fractions of a share to a person (including, subject to the Statutes, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than (pound)3, or such other sum as the Board may decide, the sum may be retained for the benefit of the Company). Where certificated shares are to be sold, the Board may authorise a person to execute an instrument of transfer of shares to, or in accordance with the directions of, the purchaser and may cause the name of the purchaser or transferee to be entered in the Register as the holder of the shares. Where uncertificated shares are to be sold, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

49.2 subject to the Statutes, issue to a Member credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to Article
        153. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 153 without an ordinary resolution of the Company.

GENERAL MEETINGS

50.     ANNUAL GENERAL MEETING

        An annual general meeting of the Company shall be held in each year (in addition to any other meetings which may be held in that year) and such meeting shall be specified as the annual general meeting in the notice calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and the date of the next. Subject to the provisions of this Article and of the Statutes, the annual general meeting shall be held at such time and place as the Board shall appoint.

51.     EXTRAORDINARY GENERAL MEETING

        All general meetings other than annual general meetings are called extraordinary general meetings.

52.     CONVENING OF EXTRAORDINARY GENERAL MEETINGS

        The Board may convene an extraordinary general meeting whenever it thinks fit. The Board must convene an extraordinary general meeting on receipt of a requisition in accordance with the Statutes or, in default, an extraordinary general meeting may be convened by such requisitionists, as provided by the Statutes. If at any time there are not sufficient Directors capable of acting to form a quorum of the Board any Director or any two Members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board. In the case of an extraordinary general meeting convened on a requisition or by requisitionists, no business other than that stated in the requisition or proposed by the Board shall be transacted.

53.     LENGTH AND FORM OF NOTICE

        At least 21 clear days' notice of every annual general meeting and of every extraordinary general meeting at which it is proposed to pass a special resolution and at least 14 clear days' notice of every other extraordinary general meeting shall be given, in the manner set out below, to such Members as are, under the provisions of these Articles, or the terms of issue of shares, entitled to receive such notices from the Company and to the Auditors. Every notice of meeting shall specify whether the meeting is an annual general meeting or an extraordinary general meeting, the place, date and time of the meeting, in the case of special business, the general nature of such business, if a meeting is convened to pass a special or extraordinary resolution, the intention to propose the resolution as a special or extraordinary resolution (as the case may be) and shall state, with reasonable prominence, that a Member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

54.     MEETING CALLED ON SHORT NOTICE

        A meeting, although called by shorter notice than that specified in the preceding Article, is deemed to be duly called if it is so agreed:

54.1 in the case of an annual general meeting, by all the Members entitled to attend and vote at the meeting; and

54.2 in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote at the meeting.

55.     OMISSION TO SEND NOTICE

        The accidental omission to give notice of any meeting or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive notice does not invalidate any resolution passed or proceedings held at that meeting.

56.     SPECIAL BUSINESS

        All business that is transacted at an extraordinary general meeting is deemed special and all business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the receipt, consideration and adoption of the accounts and the reports of the Directors and the Auditors and any other documents accompanying or annexed to the balance sheet, the appointment of Directors and the Auditors and the fixing of, or determination of the manner of fixing, the remuneration of the Auditors.

PROCEEDINGS AT GENERAL MEETINGS

57.     QUORUM

        No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two persons entitled to vote, each being a Member or a proxy for a Member, shall be a quorum. The absence of a quorum does not prevent the appointment of a chairman in accordance with these Articles, where such appointment is not treated as part of the business of the meeting.

58.     CHAIRMAN

        The chairman of the Board or, in his absence, the deputy chairman shall preside at every general meeting; but if there is no chairman or deputy chairman or neither is willing or able to preside or if neither is present within 15 minutes after the time fixed for the start of the meeting, the Directors present shall choose a Director or, if only one Director is present and willing to act, he shall be chairman. In default, the Members present in person or by proxy shall choose one of their number to be chairman of the meeting.

59.     QUORUM NOT PRESENT

59.1 If within 15 minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of a general meeting a quorum is not present, the meeting, if convened by or on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such time and place as the chairman of the meeting may decide.

59.2 At an adjourned meeting if a quorum is not present within 15 minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting the adjourned meeting shall be dissolved.

59.3 The Company shall give not less than 7 clear days' notice, specifying the place, date and time of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

60.     ADJOURNED MEETING

60.1 The chairman of the meeting may, with the consent of the meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn any meeting from time to time and from place to place or for an indefinite period. Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to (1) secure the proper and orderly conduct of the meeting or (2) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or (3) ensure that the business of the meeting is properly dealt with.

60.2 Whenever a meeting is adjourned for 30 days or more or for an indefinite period, at least 7 clear days' notice, specifying the place, date and time of the adjourned meeting shall be given as in the case of an original meeting and the general nature of the business to be transacted.

60.3 Except in the circumstances set out in Articles 59.3 and 60.2, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

61.     ACCOMMODATION OF MEMBERS AT MEETING

        If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able to (1) participate in the business for which the meeting has been convened and (2) hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and (3) be heard and seen by all other persons present in the same way.

62.     SECURITY

        The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

63.     ORDER OF MEETING

        The chairman shall take such action as he thinks fit to promote the orderly conduct of general meetings. The decision of the chairman on points of order, matters of procedure or arising incidentally out of the business of the meeting shall be final and conclusive, as shall be his determination, in good faith, whether any point or matter is of such a nature.

64.     AMENDMENT OF RESOLUTIONS

        If an amendment proposed to a resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution are not invalidated by an error in his ruling.

65.      MEMBERS' RESOLUTION IN WRITING

        A resolution in writing signed by or on behalf of all the Members who would have been entitled to vote on it as if it had been passed at a general meeting at which he was present is as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the same form each duly signed by or on behalf of one or more Members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect as such.

VOTING

66.     METHOD OF VOTING

66.1 At a general meeting, an ordinary resolution put to the vote of the meeting is decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded by:

        66.1.1  the chairman of the meeting; or

        66.1.2 not less than 5 Members present in person or by proxy and entitled to vote at the meeting; or

        66.1.3 a Member or Members present in person or by proxy and representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

        66.1.4 by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

66.2 All special resolutions and extraordinary resolutions shall only be decided on a poll.

66.3 Unless a poll is demanded and the demand is not withdrawn a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority, and an entry to that effect in the minute book of the Company, is conclusive evidence of the fact without proof of the votes recorded in favour of or against such resolution.

67.     PROCEDURE ON A POLL

67.1 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time (not being more than 30 days from the date of the meeting or the adjourned meeting at which such poll is demanded) and place and in such manner as the chairman of the meeting directs and the result of the poll is deemed to be the resolution of the meeting at which the poll is demanded. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least 7 clear days' notice shall be given specifying the time and place at which the poll is to be taken.

67.2 If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be Members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

67.3 The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. In the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

67.4 The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

68.     CASTING VOTE

        In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a further or casting vote in addition to the votes to which he may be entitled as a Member.

69.     OBJECTION TO AND ERROR IN VOTING

        Any objection raised to the qualification of any voter, or to the counting of or failure to count any vote, does not invalidate the decision of the meeting on any resolution unless it is raised at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and only invalidates the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is final and conclusive.

70.     VOTES OF MEMBERS

70.1 Subject to any special terms as to voting upon which any share may be issued, or may be held, and subject to the provisions of these Articles, on a show of hands every Member present in person and entitled to vote shall have one vote and on a poll every Member present in person or by proxy and entitled to vote shall have one vote for every share of which he is the holder.

70.2 If any Member is a person with mental disorder or is otherwise incapacitated he may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the Court either personally or by proxy if such evidence as the Board may reasonably require of the authority of the person claiming to exercise the right to vote is received at the Office (or other place specified in accordance with the Articles for the deposit of instruments of proxy) within the time limits prescribed by the Articles for the deposit of instruments of proxy for use at the meeting or adjourned meeting or poll at which such person is to vote.

70.3 If two or more persons are jointly entitled to a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other holders of the share and seniority is determined by the order in which the names stand in the Register.

71.     RESTRICTION ON VOTING RIGHTS

        No Member is entitled to be present or to be counted in the quorum or vote, either in person or by proxy, at any general meeting or at any separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll, unless all calls or other moneys due and payable in respect of the share have been paid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of non-payment.

72.     VOTING BY PROXY

        A proxy need not be a Member and a Member may appoint one or more than one person to act as his proxy. On a poll votes may be given in person or by proxy and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. Deposit of an instrument of proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. An instrument of proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. An instrument of proxy is valid for 12 months from the date of execution.

73.     APPOINTMENT OF MORE THAN ONE PROXY

        If a Member appoints more than one person to act as his proxy the instrument appointing each proxy shall specify the shares held by the Member in respect of which each proxy is to vote and no Member may appoint more than one proxy (save in the alternate) to vote in respect of any one share held by that Member. When two or more valid but differing instruments of proxy are delivered for the same share for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share.

74.     EXECUTION OF PROXY

        The instrument appointing a proxy shall be in writing in any usual form or in such other form as the Board may approve executed by the appointor, or his attorney duly authorised in writing, or if the appointor is a corporation, under its seal or under the hand of its officer or attorney or other person duly authorised to sign. The Directors may require evidence of authority of such officer or attorney.

75.     PROXY VALID THOUGH AUTHORITY REVOKED

        A vote given or poll demanded by a proxy or authorised representative of a company is valid notwithstanding termination of his authority unless notice in writing of the termination is received at the Office (or other place specified in accordance with the Articles for the deposit of instruments of proxy) one hour at least before the time fixed for holding the meeting or adjourned meeting at which the vote is given or (where the poll is taken other than on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

76.     PROXY CAN DEMAND A POLL

        The instrument appointing a proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or other business which may properly come before the meeting or meetings for which it is given as the proxy thinks fit.

77.     DEPOSIT OF PROXY

77.1 The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a copy of it notarially certified, or certified in some other way approved by the Board, shall be:

        77.1.1 deposited at such place as may be specified for that purpose in the notice convening the meeting or in the instrument of proxy or if no place is so specified at the Office at least 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the instrument proposes to vote; or

        77.1.2 in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, deposited as required by Article
                77.1 not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

        77.1.3 in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken immediately but taken not more that 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the Secretary or to a Director.

77.2 An instrument of proxy not deposited or delivered in accordance with this Article is invalid.

78.     SENDING INSTRUMENT OF PROXY

        Subject to the Statutes, the Board may, at the expense of the Company, send by post or otherwise to all or none of the persons entitled to receive notice of and to vote at a meeting, instruments of proxy (with or without provision for their return prepaid) either in blank or nominating in the alternative any one or more of the Directors or the chairman of the meeting or any other person or persons. If sent the instrument shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

79.     COMPANY ACTING BY AUTHORISED REPRESENTATIVE

        A company which is a Member may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or at any separate meeting of the holders of a class of shares and such representative shall be entitled to exercise the same powers on behalf of the company which he represents as that company could exercise if it were an individual Member. The company is, for the purposes of the Articles, deemed to be present in person at a meeting if the representative is present. All references to attending and voting in person shall be construed accordingly. A Director, the Secretary or any other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

APPOINTMENT OF DIRECTORS

80.     POWER OF COMPANY TO APPOINT DIRECTORS

        Subject to the Articles, the Company may, by ordinary resolution, appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed a maximum number fixed in accordance with the Articles.

81.     NUMBER OF DIRECTORS

        Unless and until otherwise determined by the Company by ordinary resolution the maximum number of Directors is 10 and the minimum number of Directors is 2.

82.     POWER OF THE BOARD TO APPOINT DIRECTORS

        The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed a maximum number fixed in accordance with the Articles. A Director so appointed shall hold office only until the dissolution of the annual general meeting following next after his appointment, unless he is reappointed during the meeting. A Director so retiring shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

83.     NO SHARE QUALIFICATION

        A Director shall not require a share qualification, but shall nevertheless be entitled to attend and speak at any general meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

EXECUTIVE DIRECTORS

84.     APPOINTMENT OF EXECUTIVE DIRECTORS

        The Board may appoint one or more of its body to hold executive office, including the office of managing or joint or assistant managing director. Any such appointments shall be on such terms (including remuneration) and for such period as the Board may determine, subject to the Statutes.

85.     TERMINATION OF EXECUTIVE OFFICE

        The appointment of any Director to any executive office may be terminated by the Board, without prejudice to any claim he may have for damages for breach of contract.

86.     POWERS OF EXECUTIVE DIRECTOR

        The Board may delegate to a Director holding any executive office any of the powers, authorities and discretions exercisable by the Board for such time and on such terms and conditions as it thinks fit. The Board may revoke or alter the terms and conditions of the delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the executive Director.

ROTATION, RETIREMENT AND REMOVAL OF DIRECTORS

87.     VACATION OF OFFICE BY DIRECTOR

87.1    The office of a Director shall be vacated if:

        87.1.1 he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to any provision of the Articles or he becomes prohibited by law from being a Director; or

        87.1.2 he becomes bankrupt, has an interim receiving order made against him or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

        87.1.3 he is a person with mental disorder and the Board resolves that his office be vacated; or

        87.1.4 he resigns by notice in writing to the Company delivered to the Secretary at the Office or tendered at a Board meeting; or

        87.1.5  he does not attend any Board meetings for a period of 6 months;
                or

        87.1.6 he is removed from office by notice in writing served on him signed by or on behalf of all the other Directors which removal shall be deemed to be an act of the Company and shall have effect without prejudice to any claim he may have for damages for breach of contract.

87.2 A resolution of the Board declaring a Director to have vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the resolution.

88.     NO RETIREMENT ON ACCOUNT OF AGE

        No person is incapable of being appointed a Director by reason of his having reached the age of 70 or any other age. Special notice is not required in connection with the appointment or approval of the appointment of such person. No Director is required to vacate his office because he has reached the age of 70 or any other age and section 293 of the Act does not apply to the Company.

89.     RETIREMENT BY ROTATION

        At each annual general meeting one third of the Directors who are subject to retirement by rotation or if their number is not 3 or a multiple of 3 then the number nearest to but not exceeding one third shall retire from office. If the number of Directors subject to retirement by rotation is fewer than 3, one of such Directors shall retire.

90.     DIRECTORS SUBJECT TO RETIREMENT

        Subject to the Statutes and the Articles, the Directors to retire by rotation at the annual general meeting in every year shall be in addition to any Director who wishes to retire and not to offer himself for reappointment and any Director to retire pursuant to Article 82. The Directors to retire by rotation shall be those Directors who have been longest in office since their last appointment or reappointment. As between 2 or more Directors who have been in office an equal length of time, the Directors to retire shall, in the absence of agreement, be selected from among them by lot. The Directors to retire on each occasion shall be determined on the basis of the composition of the Board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the Directors after that time but before the close of the meeting.

91.     POSITION OF RETIRING DIRECTOR

        A Director who retires at an annual general meeting, whether by rotation or otherwise, may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

92.     DEEMED REAPPOINTMENT

        The Company, at the meeting at which a Director retires by rotation, may fill the vacated office and, if it does not do so, the retiring Director is, if willing, deemed reappointed, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the reappointment of such Director is put to the meeting and lost.

93.     ELIGIBILITY OF NEW DIRECTORS

        No person other than a Director retiring at the meeting is eligible for appointment or reappointment as a Director at any general meeting unless he is recommended by the Board for election, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing addressed to the Secretary at the Office has been given by a Member qualified to be present and vote at the meeting of his intention to propose such person for appointment or reappointment and notice in writing, signed by the person to be proposed, of his willingness to be appointed or reappointed.

94.     VOTING ON RESOLUTION FOR APPOINTMENT

        Every resolution of a general meeting for the appointment or reappointment of a Director shall relate to one named person and a single resolution for the appointment or reappointment of 2 or more persons as Directors is void, unless an ordinary resolution that the resolution is proposed in this way has first been agreed to by the meeting without any vote being given against it.

95.     REMOVAL BY ORDINARY RESOLUTION

        In addition to any power of the Company under the Statutes to remove a Director, the Company may by ordinary resolution remove any Director before the expiration of his period of office (without prejudice to a claim for damages for breach of contract) and may, subject to the Articles, by ordinary resolution appoint another Director, who is willing to act, in his place. A person appointed in place of a Director so removed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS

96.     DIRECTORS' FEES

        There shall be available to be paid out of the funds of the Company to the Directors as fees in each year an aggregate sum not exceeding (pound)100,000 as the Board may determine, such sum to be divided among such Directors in such proportions as the Board may decide or, in default of agreement, equally. Any Director holding the office of director for part of a year shall, unless otherwise agreed, be entitled only to a proportionate part of such fee. The Company may by ordinary resolution increase the amount of the fees payable under this Article. A fee payable pursuant to the provisions of this Article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the Articles and accrues from day to day.

97.     EXPENSES

        The Directors are entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by them in the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of a class of shares and any expenses incurred by them in obtaining independent professional advice.

98.     REMUNERATION OF EXECUTIVE DIRECTORS

        The remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money or in whole or in part by participation in profits or otherwise as the Board may determine and may be in addition to or instead of a fee payable to him for his services as Director pursuant to the Articles.


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99.     ADDITIONAL REMUNERATION

        The Board may grant reasonable additional remuneration and expenses to any Director who, at the request of the Board, goes or resides abroad or renders any special or extra services to the Company, which may be paid by way of a lump sum, participation in profits or otherwise as the Board may determine.

100.    DIRECTORS' PENSIONS AND OTHER BENEFITS

100.1 The Board may establish, maintain, participate in or contribute to or procure the establishment or maintenance of, participation in or contribution to any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of or who have at any time been Directors of the Company or of any company which is or was a member of the Group or any of their predecessors in business (and for any member of his family, including a spouse or former spouse or a person who is or was dependent on him). Any Director or former Director shall be entitled to participate in and retain for his own benefit any such donations, gratuities, pensions, allowances, benefits or emoluments. The Board may arrange for this to be done by the Company either alone or in conjunction with any other person.

100.2 Subject to the Statutes, the Board may establish and maintain any other employees' share scheme or any, share option or share incentive or profit sharing scheme and establish and (if any such scheme so provides) contribute to any scheme for the purchase by or transfer, allotment or issue to trustees of shares in the Company or its holding company to be held for the benefit of employees (including DIRECTOR and officer's) or a selected group of employees of the Company or any Subsidiary Undertaking and lend money to such trustees or employees to enable them to purchase such shares, such schemes to include as the Board may consider to be appropriate, provisions for the purchase by or transfer, allotment or issue to persons other than employees.

INTERESTS OF DIRECTORS

101.    PERMITTED INTERESTS

101.1 Subject to the Statutes and to Article 102, a Director, notwithstanding his office:

        101.1.1 may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director and on such terms as to remuneration and otherwise as the Board may arrange. Any Director may act by himself or through his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services;

        101.1.2 may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit and either as vendor, purchaser or otherwise;

        101.1.3 may be a director or other officer of or employed by or a party to a contract, transaction, arrangement or proposal with or be otherwise interested in a company promoted by the Company or in which the Company is otherwise interested;

        101.1.4 unless otherwise agreed, is not liable to account to the Company for any remuneration, profit or other benefit received by him by virtue of such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

102.    DECLARATION OF DIRECTOR'S INTEREST

        Without prejudice to the requirements of the Statutes, a Director who is in any way, directly or indirectly, interested in a contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first taken into consideration, if he knows his interest then exists, or, in any other case, at the next meeting of the Board after he knows that he is or has become interested. For the purposes of this Article, a general notice given to the Board by a Director to the effect that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, arrangement, transaction or proposal in which a specified person or class of persons is interested is a sufficient declaration of interest in relation to that contract, transaction, arrangement or proposal. An interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

103.    LIMITATIONS ON VOTING OF INTERESTED DIRECTOR

103.1 Except as provided in this Article, a Director may not vote in respect of any contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he is, to his knowledge, materially interested, directly or indirectly, otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company. This prohibition does not apply to any resolution concerning any of the following matters namely:

        103.1.1 the giving to him of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its Subsidiary Undertakings;

        103.1.2 the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its Subsidiary Undertakings for which he himself has assumed responsibility, in whole or in part, under a guarantee or indemnity or by the giving of security;


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

        103.1.3 a contract, arrangement, transaction or proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its Subsidiary Undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate;

        103.1.4 a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning any other company in which he is interested directly or indirectly and whether as an officer or shareholder or otherwise ("RELEVANT COMPANY"), if he is not, directly or indirectly, the holder of or beneficially interested in one per cent. or more of a class of equity share capital of the relevant company or of the voting rights available to members of the relevant company or able to cause one per cent or more of those voting rights to be cast at his direction (and for the purposes of this Article, shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, shares comprised in a trust and in which the Director's interest is in reversion or is in remainder, if and so long as another person is entitled to receive the income from the trust, and shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder are disregarded);

        103.1.5 a contract, arrangement, transaction or proposal concerning the adoption, modification or operation of a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or personal pension plan or employees' or other share incentive scheme under which he may benefit or which does not accord to any Director as such any privilege or benefit not accorded to the employees to whom the scheme or fund relates;

        103.1.6 a contract, arrangement, transaction or proposal for the benefit of employees of the Company or any of its Subsidiary Undertakings under which the Director benefits in a similar manner to the employees and which does not accord to any Director as such any privilege or benefit not accorded to the employees to whom it relates;

        103.1.7 a contract, arrangement, transaction or proposal concerning the maintenance or purchase of any insurance policy for the benefit of Directors or for the benefit of persons including Directors.

104.    RESTRICTIONS ON VOTING

        A Director may not vote or be counted in the quorum on a resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of 2 or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director. In such cases


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

        each of the Directors concerned (if not otherwise debarred from voting under the Articles) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

105.    MATERIALITY OF DIRECTOR'S INTEREST

        If any question arises at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in a quorum, the question shall be decided by a resolution of the remaining Directors or committee members present at the meeting and in the case of an equality of votes the chairman (unless he is the Director the materiality of whose interest or entitlement to vote is in issue) shall have a second or casting vote which shall be conclusive and binding.

106.    DIRECTOR'S INTEREST EXTENDS TO CONNECTED PERSONS

        For the purpose of Articles 101 to 106, the interest of a person who is for the purposes of the Statutes connected (within the meaning of section 346 of the Act) with a Director is treated as the interest of the Director and, in relation to an alternate director, the interest of the Director appointing him shall be treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. Articles 101 to 106 apply to an alternate director as if he were a Director otherwise appointed.

POWERS AND DUTIES OF DIRECTORS

107.    POWERS OF THE BOARD

        Subject to the Statutes, the memorandum of association of the Company and the Articles and to directions given by the Company in general meeting, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the memorandum of association or of the Articles and no direction made by the Company in general meeting invalidates any prior act of the Board which would have been valid if the alteration or direction had not been made. The general powers given by this Article shall not be limited by any special authority or power given to the Directors by any other Article.

108.    DELEGATION TO COMMITTEES

        The Board may delegate any of the powers, authorities and discretions exercisable by the Board for such time and on such terms and conditions as it thinks fit to a committee consisting of one or more Directors and (if it thinks fit) one or more other persons, but only if a majority of the members of the committee are Directors or alternate directors. The Board may grant the power to sub-delegate, may revoke or alter the terms and conditions of the delegation or discharge the committee in whole or in part and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

109.    LOCAL MANAGEMENT

        The Board may establish local or divisional boards or agencies for managing the affairs of the Company in a specified locality whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board or agency and may fix their remuneration and may delegate to any local or divisional board or agency any of the powers, authorities and discretions exercisable by the Board for such time and on such terms and conditions as it thinks fit. The Board may grant the power to sub-delegate, may revoke or alter the terms and conditions of the appointment or delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board or agency and may authorise the members of any local or divisional board or agency (or any of them) to fill any vacancy and to act notwithstanding any vacancy. Subject to any terms and conditions imposed by the Board, the proceedings of a local or divisional board or agency with 2 or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

110.    POWER OF ATTORNEY

        The Board may by power of attorney or otherwise appoint any company, firm or person to be the agent or attorney of the Company and may delegate to that company, firm or person any of the powers, authorities and discretions exercisable by the Board for such purposes and for such time and on such terms and conditions as it thinks fit. The Board may grant the power to sub-delegate, may revoke or alter the terms and conditions of the appointment or delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the attorney or agent.

111.    EXERCISE OF VOTING POWERS

        The Board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of such power in favour of the appointment of a Director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).


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

BORROWING POWERS

112.    BORROWING POWERS

        The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge all or any part of its undertaking, property and assets (both present and future), including its uncalled capital and, subject to the Statutes, to issue Debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

PROCEEDINGS OF THE BOARD

113.    BOARD MEETINGS

        The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

114.    QUORUM

        The quorum necessary for the transaction of business may be decided by the Board and until decided otherwise is two persons present in person or by alternate director.

115.    NOTICE OF BOARD MEETINGS

        A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board. It shall be necessary to give notice of a meeting of the Board to all the Directors and notice is deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him at his last known address or another address given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of a Board meeting either prospectively or retrospectively. It shall not be necessary to give notice of a meeting of the Board to any Director absent from the United Kingdom save in any case where such absent Director leaves an address or facsimile number (either inside or outside the United Kingdom) in which case a telegram sent to that address or a message sent to that facsimile number shall be deemed to constitute notice to the Director at the time when it is dispatched or sent. Neither the accidental failure to give notice of a meeting of the Board to any Director nor the non-receipt in any case of such notice if given shall invalidate the meeting or any resolution passed or business transacted at the meeting.

116.    VOTING

        Questions arising at any meeting of the Board shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.


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

117.    CHAIRMAN OF THE BOARD

        The Board may elect a chairman or deputy chairman, who shall preside at its meetings, but if no such chairman or deputy chairman is elected, or if at any meeting neither the chairman nor deputy chairman is present within 15 minutes after the time fixed for the start of the meeting, the Board shall choose one of its number to be chairman of such meeting. The Board may decide the period for which he is or they are to hold office and may at any time remove him or them from office. A chairman or deputy chairman may hold executive office or employment with the Company.

118.    PROCEEDINGS OF A COMMITTEE

118.1 Proceedings of a committee of the Board shall be conducted in accordance with any regulations that may from time to time be imposed upon it by the Board. Subject to those regulations and this Article, proceedings of a committee shall be governed by the provisions of these Articles regulating the proceedings of the Board, so far as applicable.

118.2 Where the Board resolves to delegate any of its powers, authorities and discretions to a committee of one or more Directors, notice of a meeting of that committee need only be given to the Director or Directors who form the committee.

119.    VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

        All acts done in good faith by any meeting of the Board or of a committee of the Board or by any person acting as a Director, alternate director or committee are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or person acting or that they or any of them were disqualified from holding office or had ceased to hold office or were not entitled to vote, as valid as if every such person had been duly appointed and was qualified to be and had continued to be a Director, alternate director or member of a committee and entitled to vote.

120.    MINUTES OF PROCEEDINGS

        The Board shall cause minutes to be made of all appointments of officers and committees made by the Board and of any remuneration fixed by the Board and the names of the Directors present at all meetings of the Board and committees of the Board, the Company or the holders of a class of shares or debentures and all orders, resolutions and proceedings of such meetings and any such minutes of any meeting, if purporting to be signed by the chairman of the meeting, or by the chairman of the next succeeding meeting shall be conclusive evidence without any further proof of the matters stated in them.

121.    PARTICIPATION BY TELEPHONE

        A Director or his alternate director may participate in a meeting of the Board or of any committee of the Board through the medium of conference telephone or similar form of communication equipment notwithstanding that the Directors or committee members


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

        present may not all be meeting in one particular place if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

122.    BOARD RESOLUTION IN WRITING

        A resolution in writing signed by or on behalf of all the Directors entitled to receive notice of a Board meeting and not being less than a quorum or by all members of a committee of the Board is as valid and effective as a resolution passed at a Board meeting (or committee, as the case may be) and may consist of several documents in the same form each duly signed by or on behalf of one or more of the Directors (or members of the committee) and any such resolution in writing need not be signed by an alternate director if it is signed by the Director appointing him and a resolution signed by an alternate director need not be signed by the Director appointing him.

123.    NUMBER OF DIRECTORS LESS THAN MINIMUM

        If the number of Directors is reduced below the minimum number fixed by these Articles or decided by the Company by ordinary resolution, the continuing Directors or Director may act only for the purpose of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, two Members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to the Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

ALTERNATE DIRECTORS

124.    APPOINTMENT

        A Director (other than an alternate director) may, by notice delivered to the Secretary at the Office, or in any other manner approved by the Board, appoint another Director or any other person approved by the Board and willing to act to be his alternate director. No appointment of an alternate director who is not already a Director is effective until his consent to act as a Director in the form prescribed by the Statutes is received at the Office. An alternate director need not be a Member and is not counted in reckoning the number of Directors for the purpose of Article 81.

125.    PARTICIPATION IN BOARD MEETINGS

        An alternate director is (subject to his giving to the Company an address at which notice may be served upon him) entitled to notice of meetings of the Board and all committees of


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

        the Board of which the Director appointing him is a member and to attend and vote as a Director at any such meeting at which the Director appointing him is absent and to exercise all the powers, rights, duties and authorities of the Director appointing him. A Director acting as alternate director has a separate vote at meetings of the Board and committees of the Board for each Director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

126.    REMUNERATION AND EXPENSES

        The fee payable to an alternate director shall be payable out of the fee payable to the Director appointing him and shall consist of such portion (if any) of the fee as shall be agreed between the alternate director and the Director appointing him. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him had he been a Director.

127.    REVOCATION OF APPOINTMENT

        A Director may, by notice delivered to the Secretary at the Office, revoke the appointment of his alternate director. If a Director dies or ceases to hold the office of Director, the appointment of his alternate director ceases automatically. If a Director retires at any meeting (whether by rotation or otherwise) but is reappointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his reappointment as if he had not so retired. The appointment of an alternate director ceases on the happening of an event which, if he were a Director otherwise appointed, would cause him to vacate office.

128.    RESPONSIBILITY

        An alternate director is not deemed to be the agent of the Director appointing him but is responsible for his own acts and defaults and is deemed to be an officer of the Company.

ASSOCIATE DIRECTORS

129.    APPOINTMENT OF ASSOCIATE DIRECTOR

        The Board may appoint any person, not being a Director, to be an associate director of the Company or to an office or employment having a designation or title including the word "director" or may attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title.

130.    EFFECT OF APPOINTMENT

        The appointment of a person to be an associate director or the inclusion of the word "director" in the designation or title of an office or employment shall not, save as


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

        otherwise agreed between him and the Company, affect the terms and conditions of his employment and shall not imply that the person has power to act as a Director or is entitled to receive notice of or attend or vote at meetings of the Directors and he is not deemed to be a Director for any of the purposes of these Articles.

131.    POWERS, DUTIES AND REMUNERATION

        The powers, duties and remuneration of an associate director or of any person having a designation or title including the word "director" shall be determined by the Board and the Board shall have the right to enter into any contract on behalf of the Company or transact any business of any description without the knowledge or approval of such persons, except that no act shall be done that would impose any personal liability on any or all of such persons except with his or their knowledge and consent.

SEALS

132.    APPLICATION OF SEALS

        A seal may be used only by the authority of a resolution of the Board or a committee of the Board. The Board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The Board may also decide, either generally or in a particular case, that a signature may be dispensed with or applied by mechanical means.

133.    SIGNING OF SEALED DOCUMENTS

        Unless otherwise decided by the Board, certificates for shares or debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed and every other instrument to which a seal is affixed shall be signed by two Directors or one Director and the Secretary.

134.    SEAL FOR USE ABROAD

        The Board may exercise all the powers of the Company conferred by the Statutes with regard to having an official seal for use abroad.

SECRETARY

135.    APPOINTMENT AND REMOVAL OF SECRETARY

        Subject to the Statutes, the Board shall appoint and may remove a Secretary or joint secretaries and may appoint and remove one or more assistant or deputy secretaries on such terms and conditions as it thinks fit.


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

136.    AUTHORITY OF OTHER PERSON TO ACT AS SECRETARY

        Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is no Secretary capable of acting, be done by or to any joint assistant or deputy secretary or, if there is no joint, assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board. Any provision of the Statutes or of the Articles requiring or authorising a thing to be done by or to a Director and the Secretary is not satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

137.    AUTHENTIFICATION OF DOCUMENTS

        Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies or extracts as true copies or extracts.

REGISTERS

138.    REGISTER OF DIRECTORS' INTERESTS

        The register of Directors' interests shall be kept in accordance with the Statutes and shall be open to the inspection of any Member or of any other person between the hours of 10am and noon on each day during which the same is bound to be open for inspection pursuant to the Statutes. The said register shall be produced at the commencement of each annual general meeting and shall remain open and accessible during the continuance of the meeting to any person attending such meeting.

139.    OTHER REGISTERS

        The register of Directors and Secretaries, the register of charges, the Register, the register of interests in shares, any overseas branch register and all other associated registers and indices shall be kept in accordance with the Statutes and the fee to be paid by a person other than a creditor or Member for each inspection of any register is the maximum sum prescribed by the Statutes or, failing which, decided by the Board.

DIVIDENDS

140.    RECORD DATES

        Notwithstanding any other provision of the Articles, but subject to the Statutes and any preferential or other special rights attached to shares, the Company or the Board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date


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

        may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

141.    ENTITLEMENT TO DIVIDENDS

        Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid. Dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. If any share is issued on terms that it shall rank for dividend as from a particular date then it shall rank for dividend as from that date. No amount paid up on a share in advance of a call may be treated as paid up for the purpose of this Article.

142.    DECLARATION OF DIVIDENDS

        Subject to the Statutes and the Articles, the Company may by ordinary resolution declare a dividend to be paid to the Members according to their respective rights and interests. No dividend shall exceed the amount recommended by the Board.

143.    INTERIM DIVIDENDS

        Subject to the Statutes, the Board may declare and pay to the Members such interim dividends (including a dividend payable at a fixed rate) as appear to the Board to be justified by the profits of the Company available for distribution. If the share capital of the Company is divided into different classes, the Board may pay interim dividends in respect of shares which rank after shares conferring preferred rights, unless at the time of payment a preferential dividend is in arrears. If the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares ranking after those with preferred rights.

144.    PAYMENT OF DIVIDENDS IN KIND

        The Board may, with the prior authority of an ordinary resolution of the Company, direct that dividends may be satisfied in whole or in part by the distribution of specific assets including paid up shares, debentures or other securities of any other company. The Board may make all such valuations, adjustments and arrangements and issue all certificates or documents of title as may seem to it to be expedient with a view to facilitating the distribution and may vest assets in trustees on trust for the persons entitled to the dividend as may seem to the Board to be expedient.

145.    METHOD OF PAYMENT

        The Company may pay any dividend, interest or other amount payable in cash in respect of any share by cheque, dividend warrant or money order or by direct debit or a bank or other funds transfer system or by such other method as the holder or joint holders of the share in respect of which the payment is made may in writing direct. In respect of uncertificated shares, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other amount by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Any joint holder may give an effective receipt for a dividend, interest or other amount paid in respect of the share. The Company may send a cheque, warrant or order by post (1) in the case of a sole holder, to his registered address or (2) in the case of joint holders, to the registered address of the person whose name stands first in the Register or (3) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 160 or (4) in any case, to a person and address that the person or persons entitled to the payment may in writing direct. Payment of the cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank or other transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company. Every cheque, warrant or order is sent at the risk of the person entitled to the payment and shall be made payable to or to the order of the person or persons entitled or to such other person as the holder or joint holders may in writing direct. Every such payment made by direct debit or a bank or other funds transfer or by another method at the direction of the holder or joint holders shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct. In respect of uncertificated shares, every such payment made by means of the relevant system concerned shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct. The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank or other funds transfer system or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

146.    CESSATION OF PAYMENT OF DIVIDEND

146.1 If a cheque, warrant or order in respect of a dividend, or other amount payable in respect of a share, is returned undelivered or left uncashed or transfer made by a bank or other funds transfer systems is not accepted on


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

        146.1.1 two consecutive occasions; or

        146.1.2 one occasion and the Board, on making reasonable enquiries, has failed to establish any new address or account of the person concerned then the Board may determine that the Company shall cease sending or transferring a dividend, or other amount payable in respect of that share, to the person concerned until he notifies the Company of an address or account to be used for that purpose.

147.    DIVIDENDS DO NOT BEAR INTEREST

        No unpaid dividend, or other amount payable in respect of a share, bears interest as against the Company unless otherwise provided by the rights attached to the share.

148.    DEDUCTION FROM DIVIDEND

        The Board may deduct from any dividend or other amounts payable to a person in respect of a share, either alone or jointly with any other person, all amounts due from him, either alone or jointly with any other person, to the Company on account of calls or otherwise in respect of a share.

149.    UNCLAIMED DIVIDENDS

        All unclaimed dividends, interest or other amounts payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the payment of any unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account or the investment of it does not constitute the Company a trustee in respect of it. Any dividend which has remained unclaimed for a period of 12 years from the date it became due for payment is forfeited and ceases to remain owing by the Company.

150.    DIVIDEND MAY BE WITHHELD

        Without prejudice to Articles 43 to 46, the Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the Board may reasonably require.

151.    PAYMENT OF SCRIP DIVIDENDS

151.1 Subject to the Statutes, but without prejudice to Article 43, the Board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares, in either case paid up ("new shares"), instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the Board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

151.2 Where a resolution under Article 151.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

151.3 A resolution under Article 151.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

151.4 The Board may make any provision it considers appropriate in relation to an allotment made pursuant to this Article, including but not limited to:

        151.4.1 the giving of notice to holders of the right of election offered to them;

        151.4.2 the provision of forms of election (whether in respect of a particular dividend or dividends generally);

        151.4.3 determination of the procedure for making and revoking elections;

        151.4.4 the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

        151.4.5 the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the Members concerned).

151.5 The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made ("ELECTED SHARES"); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in Article 151.4. For that purpose, the Board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to Article
        153. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 153 without an ordinary resolution of the Company.

151.6 The new shares will rank equally with each other and with every other paid share of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

RESERVES

152.    PROVISION OF RESERVES

        The Board may, before recommending any dividend, set aside out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company) such amounts as it thinks proper as a reserve fund or funds which shall at the discretion of the Board be applicable for any purpose for which the profits of the Company may lawfully be applied. The Board may employ the amounts in the business of the Company or invest the same in such securities (other than the shares of the Company or its holding company) as it may select. The Board may also from time to time carry forward such amounts as it may deem expedient not to distribute.

153.    CAPITALISATION OF PROFITS AND RESERVES

153.1 Subject to the Statutes, the Board may, with the authority of an ordinary resolution of the Company:

        153.1.1 resolve to capitalise an amount standing to the credit of reserves or to the credit of the profit and loss account and whether or not available for distribution and appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of ordinary shares (whether or not paid up) held by them respectively and to apply that sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum and allot such shares or debentures, paid up, to and amongst such Members in those proportions or partly in one way and partly in the other. Any sums standing to the credit of a share premium account and a capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members credited as paid up;

        153.1.2 make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and, in particular, where shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit, including by the issue of certificates in respect of fractional entitlements, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the Members (except that if the amount due to a Member is less than (pound)3, or such other sum as the Board may decide, the sum may be retained for the benefit of the Company);

        153.1.3 authorise a person to enter into, on behalf of all the Members concerned, an agreement with the Company providing for either the allotment to the Members, paid up, of shares or debentures to which they may be entitled on the capitalisation or the payment by the Company on behalf of the Members, by applying their


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

                respective proportions of the reserves resolved to be capitalised, of the amounts remaining unpaid on their existing shares. An agreement entered into under this Article is effective and binding on all affected Members; and

        153.1.4 Where, pursuant to an employees' share scheme or other share incentive scheme the Company shall have granted options to subscribe for shares on terms which provide, inter alia, for adjustments to the subscription price payable on the exercise of such options or to the number of shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company's issued shares and an otherwise appropriate adjustment would result in the subscription price for any share being less than its nominal value, then, subject to the provisions of the Act, the Board may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned above in this Article to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot shares fully paid accordingly.

        153.1.5 generally do all acts and things required to give effect to the resolution.

ACCOUNTS

154.    INSPECTION OF ACCOUNTS

154.1 The Board shall ensure that proper accounts and accounting records are kept in accordance with the Statutes. The books of account and accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board thinks fit and shall be open to the inspection of any Director or other officer during business hours.

154.2 No Member (not being a Director or other officer) has any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by an ordinary resolution of the Company.

155.    PREPARATION OF ACCOUNTS

        The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, Group accounts (if any) and reports as are referred to in the Statutes.

156.    ACCOUNTS SENT TO THE MEMBERS

156.1   Subject to the Statutes, either:


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

        156.1.1 a printed copy of every Directors' report and Auditors' report accompanied by the Company's annual accounts and every document required by law to be attached to them; or

        156.1.2 where permitted by the Statutes, a summary financial statement derived from the Company's annual accounts prepared in accordance with the Statutes shall not less than 21 clear days before the date of the meeting be delivered or sent to every Member (whether or not entitled to receive notices of general meetings) and to every holder of debentures of the Company (whether or not entitled to receive notices of general meetings) and to every other person who is entitled to receive notices of general meetings from the Company under the provisions of the Statutes or of these Articles. This Article does not require a copy of such documents to be sent or delivered to any Member or holder of debentures of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures; but any Member or debenture holder to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

156.2 The accidental omission to deliver or send a copy of any document required to be delivered or sent to any person pursuant to this Article or the non-receipt of any document by any person entitled to receive it does not invalidate any such document or the proceedings at any general meeting.

UNTRACED SHAREHOLDERS

157.    POWER OF SALE

157.1 The Company is entitled to sell at the best price reasonably obtainable any share of a Member or any share to which a person is entitled by transmission if:

        157.1.1 during a period of 12 years prior to the date of the publication of the advertisements referred to in Article 157.1.2 (or, if published on different dates, the earlier date) at least 3 dividends (whether interim or final) in respect of the share in question have been paid and all warrants, orders and cheques in respect of the share sent in the manner authorised by these Articles have been returned undelivered or remained uncashed and no communication has been received by the Company from the Member or person entitled by transmission; and

        157.1.2 the Company, on expiry of the period of 12 years, has inserted advertisements in a national daily newspaper and in a newspaper circulating in the area of the registered address of the Member, or other person entitled by transmission, appearing in the Register or the last known address given by the Member or other person, giving notice of its intention to sell the share; and

        157.1.3 during the period of 3 months following the publication of the advertisements (or, if published on different dates, the later of the 2 advertisements) and prior to the date of sale the Company has not received any communication from the Member or person entitled by transmission; and

        157.1.4 in the event that the Ordinary Shares are listed on the London Stock Exchange or dealt in on AIM or any recognised investment exchange notice has been given, as required to such stock exchange, of its intention to sell the share.

157.2 If, during the period of 12 years or a further period ending on the date when all the requirements of Article 157.1 have been satisfied, an additional share has been issued in right of that held at the beginning of, or previously so issued during, those periods and all the requirements of Article 157.1 are satisfied in respect of the additional share, the Company is entitled to sell the additional share.

157.3   To give effect to any such sale, the Board may:

        157.3.1 in relation to certificated shares, appoint any person to execute as transferor an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such shares; and

        157.3.2 in relation to uncertificated shares, exercise any of the Company's powers under Article 14.3 to effect the transfer of the shares to, or in accordance with the directions of, the purchaser and the exercise of such powers shall be as effective as if exercised by the registered holder of, or person entitled by transmission to, such shares and the transferee is not bound to see to the application of the purchase money and the title of the transferee is not affected by any irregularity or invalidity in the proceedings relating to the sale.

158.    APPLICATION OF PROCEEDS OF SALE

        The net proceeds of sale shall belong to the Company which shall be obliged to account to the Member or other person entitled by transmission for an amount equal to such proceeds and shall enter the name of such Member or other person in the books of the Company as a creditor for such amount. No trust is created and no interest is payable in respect of the debt and the Company is not required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested as the Directors think fit.

NOTICES

159.    NOTICES IN WRITING

        A notice to be given to or by any person pursuant to the Articles shall be in writing except that a notice convening a meeting of the Board or a committee of the Board need not be in writing. Nothing in these Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner. Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the Company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers with a national circulation in the United Kingdom and any such notice shall be deemed given on the day when the advertisement appears.

160.    SERVICE OF NOTICES

        A notice or other document may be given to a Member by the Company personally or by letter. Any letter shall be sent by post stamped first class and addressed to such Member at the address in the Register or shall be left at that address (or at another address notified for the purpose) in an envelope addressed to that Member.

161.    NOTICE TO JOINT HOLDERS

        In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the Register and notice given in this way is sufficient notice to all the joint holders.

162.    ADDRESS OUTSIDE THE UNITED KINGDOM

        Subject to the Statutes, if any Member (or, in the case of joint holders, the person first named in the Register) has a registered address not within the United Kingdom he is entitled to have notices given to him at that address.

163.    DEEMED NOTICE

        A Member present in person or by proxy at a general meeting or a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

164.    EVIDENCE OF SERVICE

164.1 Any notice or other document addressed to a Member at his registered address or address for service in the United Kingdom is deemed to be received, if personally delivered, at the time of delivery or, if sent by first class post, on the Business Day after the letter is posted or, if sent by second class post, on the second Business Day after the letter is posted. In proving service it is sufficient to prove that the letter was properly addressed and, if sent by post, stamped and posted. A notice or document left at a registered address for service in the United Kingdom is deemed to be received on the day it is left.

164.2 Any notice or other document addressed to a Member at his registered address or address for service outside the United Kingdom is deemed to be received, if personally delivered, at the time of delivery or, if sent by airmail, on the second Business Day after the letter is posted. In proving service it is sufficient to prove that the letter was properly addressed and, if sent by post, stamped and posted.

165.    NOTICE BINDING ON TRANSFEREES ETC.

        A person who becomes entitled by transmission to a share, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the Register, has been properly served on a person from whom he derives his title.

166.    NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

        Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt Member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to all other persons interested in the share.

167.    NOTICE BY ADVERTISEMENT

        If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post the Board may, if it thinks fit and as an alternative to any other method of service permitted by the Articles, resolve to convene a general meeting by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly received at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 5 days prior to the meeting the posting of notices again becomes practicable.

WINDING UP AND INDEMNITY

168.    WINDING UP

        If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of an extraordinary resolution and any sanction required by law, divide among the Members in kind the whole or any part of the assets of the Company and whether or not the assets consist of property of one kind or of different kinds and may for this purpose set such value as he deems fair on any class or classes of property and may determine on the basis of that valuation and in accordance with the then existing rights of Members how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator shall think fit but so that no Member shall be compelled to accept any asset in respect of which there is a liability or potential liability. For the avoidance of doubt the Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

169.    INDEMNITY

169.1 Subject to the Statutes and without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary or manager of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers, authorities and discretions, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability in respect of negligence, default, breach of duty or breach of trust, in relation to the affairs of the Company.

169.2 Subject to the Statutes, the Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is an officer or employee, or former officer or former employee, of the Company or a Subsidiary Undertaking or in which the Company has an interest, direct or indirect, or who is or was a trustee of a retirement benefits scheme or another trust in which an officer or employee or former officer or former employee is or has been interested indemnifying him against any liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

170.    ADR DEPOSITARY

170.1 The ADR Depositary can appoint more than one person to be its proxy. As long as the appointment complies with the requirements of Article 170.2, the appointment can be made in any way and on any terms which the ADR Depositary thinks fit. Each person appointed in this way is called an Appointed Proxy.

170.2 The appointment must set out the number of Ordinary Shares ("Appointed Number") in relation to which an Appointed Proxy is appointed. The Appointed Numbers of all Appointed Proxies appointed by the ADR Depositary, when added together, must not be more than the number of American Depositary Shares.

170.3 The American Depositary Shares attributable to the ADR Depositary consist of the total of the number of Ordinary Shares registered in the name of the ADR Depositary.

170.4 The ADR Depositary must keep a register of the names and addresses of all the Appointed Proxies ("the Proxy Register"). The Proxy Register will also set out the Appointed Number of Ordinary Shares of each Appointed Proxy. This can be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the Appointed Number of Ordinary Shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of Ordinary Shares which any one American Depositary Receipt represents.

170.5 The ADR Depositary shall allow anyone whom the Directors nominate to inspect the Proxy Register during usual business hours on a working day. The ADR Depositary must also provide, as soon as possible, any information contained in the Proxy Register if it is demanded by the Company or its agents.

170.6 An Appointed Proxy may only attend a general meeting if he provides the Company with written evidence of his appointment by the ADR Depositary for that general meeting. This must be in a form agreed between the Directors and the ADR Depositary.

170.7 Subject to the Act and these Articles and so long as the American Depositary Shares are sufficient to include an Appointed Proxy's Appointed Number:

        170.7.1 at a general meeting which an Appointed Proxy is entitled to attend, he is entitled to the same rights and has the same obligations in relation to his Appointed Number of Ordinary Shares as if the Appointed Proxy was the registered holder of such Ordinary Shares and he had been validly appointed in accordance with Articles 72, 73, 74, 77 and 78 by the ADR Depositary as its proxy in relation to those Ordinary Shares; and

        170.7.2 an Appointed Proxy can himself appoint another person to be his proxy in relation to his Appointed Number of Ordinary Shares, as long as the appointment is made and deposited in accordance with Articles 72, 73, 74, 77 and 78 and, if it is, the provisions of these Articles will apply to such an appointment as though the Appointed Proxy was the registered holder of such Ordinary Shares and the appointment was made by him in that capacity.

170.8 The Company may send to an Appointed Proxy at his address set out in the Proxy Register all the same documents as are sent to holders of Ordinary Shares.

170.9 The Company may pay to an Appointed Proxy at his address set out in the Proxy Register all dividends or other monies relating to the Appointed Proxy's Appointed Number of Ordinary Shares instead of paying this amount to the ADR Depositary. If the Company does this, it will have no obligation to make this payment to the ADR Depositary as well.

170.10 In order to determine which persons are entitled as Appointed Proxies to:

        170.10.1 exercise the rights conferred by Article 170.7;


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        170.10.2 receive documents sent pursuant to Article 170.8; and

        170.10.3 be paid dividends pursuant to Article 170.9;

        and the Appointed Number of Ordinary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for such purpose, the ADR Depositary may determine that the Appointed Proxies who are entitled are the persons entered in the Proxy Register at the close of business on a date (a "Record Date") determined by the ADR Depositary in consultation with the Company;

170.11  When a Record Date is determined for a particular purpose:

        170.11.1 the Appointed Number of Ordinary Shares in respect of an Appointed Proxy will be treated as the number appearing against his name in the Proxy Register as at the close of business on the Record Date;

        170.11.2 this can be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the number of Ordinary Shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of Ordinary Shares which any one American Depositary Receipt represents; and

        170.11.3 changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining the entitlement of any person for the purpose concerned.

170.12 Except as required by the Companies Act, no Appointed Proxy will be recognised by the Company as holding any interest in Ordinary Shares upon any trust. Except for recognising the rights given in relation to general meetings by appointments made by Appointed Proxies pursuant to
        Article 170.7, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the ADR Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

170.13 If any question arises as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Ordinary Shares (for example because the total number of Ordinary Shares in respect of which appointments are recorded in the Proxy Registrar is more than the number of American Depositary Shares) this question will, if it arises at or in relation to a general meeting, be determined by the Chairman of the general meeting. His decision (which can include declining to recognise a particular appointment or appointments as valid) will, if made in good faith, be final and binding on all persons interested.

170.14 If a question of the type described in Article 170.13 arises in any circumstances other than at or in relation to a general meeting, the question will be determined by the


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        Directors. Their decision (which can include declining to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding on all persons interested.



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